Exhibit 99

Acadia Healthcare Reports Third Quarter 2020 Results

Company Provides Fourth Quarter 2020 Guidance

FRANKLIN, Tenn.--(BUSINESS WIRE)--October 29, 2020--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the quarter ended September 30, 2020, and provided guidance for the fourth quarter of 2020.

The Company reported revenue of $833.3 million for the third quarter of 2020, compared with $777.3 million for the third quarter of 2019. Net income attributable to Acadia stockholders for the third quarter of 2020 was $37.0 million, or $0.42 per diluted share, compared to net income of $42.6 million, or $0.48 per diluted share, for the same period in 2019.

Results for the third quarter of 2020 include a reversal of $18.1 million in other income recorded in the second quarter of 2020 related to the Provider Relief Fund (“PRF”) established by the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. The Company’s decision to reverse this income was based on additional guidance issued by the U.S. Department of Health and Human Services (“HHS”). The Company received $12.8 million of additional general distributions from the PRF in the third quarter of 2020 and has received cumulative total distributions of approximately $32.5 million, which are recorded in other accrued liabilities on the Company’s balance sheet at September 30, 2020, pending the Company’s final review of HHS guidance.

Debbie Osteen, Chief Executive Officer of Acadia, remarked, “We are pleased with our financial and operating performance for the third quarter, reflecting strong demand for our behavioral health services. The ongoing challenges and uncertainties related to the COVID-19 global pandemic have had a profound impact on everyone’s lives, especially for the more vulnerable populations served by Acadia. We commend the work of our dedicated employees across our operations, who have worked hard to meet this demand and provide quality care in a safe environment. Acadia is well positioned to address the needs of those seeking treatment for mental health and substance use issues. We expect demand for our services will continue to increase as the mental and emotional toll caused by economic and societal concerns persists and more individuals across our markets look to Acadia for the highest quality of patient care.”

Acadia’s consolidated adjusted EBITDA for the third quarter of 2020 was $159.4 million, compared to $146.6 million for the third quarter of 2019. Excluding the reversal of the CARES Act income, consolidated adjusted EBITDA was $177.5 million. Adjusted income attributable to Acadia stockholders per diluted share was $0.68 for the third quarter of 2020.

Adjusted results for the third quarter of 2020 exclude loss on impairment of $20.2 million, transaction-related expenses of $8.5 million and the income tax effect of adjustments to income of $(5.4) million. Adjusted results for the third quarter of 2019 exclude transaction-related expenses of $5.8 million and the income tax effect of adjustments to income of $(2.4) million. A reconciliation of all non-GAAP financial results in this press release appears beginning on page 8.

U.S. same facility revenue increased 7.5% with a 4.2% increase in patient days and a 3.1% increase in revenue per patient day, compared to the third quarter last year. U.S. same facility EBITDA margin increased 50 basis points to 25.7%.

For the U.K. operations, same facility revenue increased 2.7% from the third quarter last year, reflecting a 2.8% increase in revenue per patient day, offset by a 0.1% decrease in patient days. Same facility patient days recovered to pre-COVID levels in the beginning of the third quarter and continued to increase throughout the quarter. U.K. same facility EBITDA margin increased 50 basis points to 17.2%.

Osteen continued, “During the third quarter, we continued to make meaningful improvement in almost every facet of our business. Our financial results for the third quarter reflect the cost management initiatives we have implemented in 2019 and 2020. We remain focused on managing our operations efficiently, while following strict protocol measures to ensure a safe environment for our employees, patients and their families. At the same time, we have continued to make the necessary investments in our facilities to support further growth opportunities through additional service offerings and bed expansions. During the quarter, we added 100 beds to our U.S. operations, bringing our total to 206 new bed additions in 2020. We announced the opening of our new 144-bed behavioral health facility, Tower Behavioral Health, in Pennsylvania with our joint venture partner, Tower Health. In the U.K., we continued to drive operational improvements and make investments in the retooling of beds.

“As previously announced, we recently relaunched the formal process regarding the potential sale of our U.K. business. Our objective continues to be maximizing value for our stockholders. As we continue to work with our financial and legal advisors, we will update the market on the sales process when and as we determine it is appropriate,” added Osteen.

Cash and Liquidity

Acadia’s balance sheet remains strong with ample liquidity and capital to invest in and grow its business. As of September 30, 2020, the Company had $339 million in cash and cash equivalents. The Company also has full availability under its $500 million revolving credit facility.

Financial Guidance

Acadia today established its financial guidance for the fourth quarter of 2020, as follows:

  Revenue in a range of $810 million to $835 million;
  Adjusted EBITDA in a range of $160 million to $165 million; and
  Adjusted earnings per diluted share in a range of $0.68 to $0.72.

The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses.

“We are optimistic about the opportunities ahead for Acadia, as we focus on our primary objective to support our patients with safe and quality care. Our performance reflects solid execution of our growth strategy amidst a challenging environment. We will continue to pursue our strategy to further enhance our position as a leading provider of behavioral healthcare services,” concluded Osteen.

Acadia will hold a conference call to discuss its third quarter financial results at 9:00 a.m. Eastern Time on Friday, October 30, 2020. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through November 13, 2020.

About Acadia

Acadia is a leading provider of behavioral healthcare services. As of September 30, 2020, Acadia operated a network of 582 behavioral healthcare facilities with approximately 18,300 beds in 40 states, the United Kingdom and Puerto Rico. Acadia provides behavioral healthcare services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Forward-Looking Information

This press release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) the impact of the COVID-19 pandemic, including, without limitation, disruption to the U.S. and U.K. economies and financial markets; reduced admissions and patient volumes; increased costs relating to labor, supply chain and other expenditures; and difficulty in collecting patient accounts receivable due to increases in the unemployment rate and the number of underinsured and uninsured patients; (ii) potential difficulties operating our business in light of political and economic instability in the U.K. and globally relating to the U.K.’s departure from the European Union; (iii) the impact of fluctuations in foreign exchange rates, including the devaluation of the British Pound Sterling (GBP) relative to the U.S. Dollar (USD); (iv) Acadia’s efforts to sell its U.K. operations may not result in any definitive transaction or enhance stockholder value; (v) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our acquisitions, joint ventures and de novo transactions; (vi) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (vii) potential reductions in payments received by Acadia from government and third-party payors; (viii) the occurrence of patient incidents, governmental investigations and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (ix) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (x) potential operating difficulties, labor costs, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia’s Annual Report on Form 10-K for the year ended December 31, 2019, and subsequent periodic reports and other filings with the SEC.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands, except per share amounts)

Revenue	$833,304	$777,251	2,366,425	$2,327,230

Salaries, wages and benefits (including equity-based compensation expense of $5,471, $4,039, $16,258 and $14,322, respectively)	450,459	428,601	1,318,378	1,288,399
Professional fees	61,359	62,152	183,273	177,588
Supplies	31,207	30,790	93,302	91,661
Rents and leases	21,182	20,134	62,833	60,860
Other operating expenses	97,093	92,975	288,222	281,517
Other income	18,070	-	-	-
Depreciation and amortization	42,912	40,620	126,037	122,277
Interest expense, net	37,553	46,644	119,064	143,384
Debt extinguishment costs	-	-	3,271	-
Loss on impairment	20,239	-	20,239	-
Transaction-related expenses	8,503	5,775	17,293	15,308
Total expenses	788,577	727,691	2,231,912	2,180,994
Income before income taxes	44,727	49,560	134,513	146,236
Provision for income taxes	7,166	6,837	21,171	25,801
Net income	37,561	42,723	113,342	120,435
Net income attributable to noncontrolling interests	(563)	(157)	(1,802)	(258)
Net income attributable to Acadia Healthcare Company, Inc.	$36,998	$42,566	$111,540	$120,177

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$0.42	$0.49	$1.27	$1.37
Diluted	$0.42	$0.48	$1.26	$1.37

Weighted-average shares outstanding:
Basic	87,911	87,649	87,849	87,591
Diluted	88,856	87,859	88,449	87,805

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2020	2019
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$338,702	$124,192
Accounts receivable, net	333,231	339,775
Other current assets	84,477	78,244
Total current assets	756,410	542,211
Property and equipment, net	3,253,720	3,224,034
Goodwill	2,460,722	2,449,131
Intangible assets, net	90,023	90,357
Deferred tax assets	3,242	3,339
Operating lease right-of-use assets	464,596	501,837
Other assets	76,432	68,233
Total assets	$7,105,145	$6,879,142

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$50,858	$43,679
Accounts payable	130,395	127,045
Accrued salaries and benefits	138,476	122,552
Current portion of operating lease liabilities	30,433	29,140
Other accrued liabilities	251,177	141,160
Total current liabilities	601,339	463,576
Long-term debt	3,067,243	3,105,420
Deferred tax liabilities	104,351	71,860
Operating lease liabilities	477,355	502,252
Derivative instrument liabilities	39,859	68,915
Other liabilities	153,812	128,587
Total liabilities	4,443,959	4,340,610
Redeemable noncontrolling interests	54,547	33,151
Equity:
Common stock	879	877
Additional paid-in capital	2,572,587	2,557,642
Accumulated other comprehensive loss	(440,113)	(414,884)
Retained earnings	473,286	361,746
Total equity	2,606,639	2,505,381
Total liabilities and equity	$7,105,145	$6,879,142

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
	(In thousands)
Operating activities:
Net income	$113,342	$120,435
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	126,037	122,277
Amortization of debt issuance costs	9,696	8,926
Equity-based compensation expense	16,258	14,322
Deferred income taxes	41,803	5,150
Debt extinguishment costs	3,271	-
Loss on impairment	20,239	-
Other	810	4,444
Change in operating assets and liabilities:
Accounts receivable, net	5,392	(32,956)
Other current assets	(3,809)	(3,912)
Other assets	316	530
Accounts payable and other accrued liabilities	90,752	(35,610)
Accrued salaries and benefits	16,477	4,813
Other liabilities	31,656	5,110
Net cash provided by operating activities	472,240	213,529

Investing activities:
Cash paid for acquisitions, net of cash acquired	-	(44,900)
Cash paid for capital expenditures	(195,834)	(202,722)
Cash paid for real estate acquisitions	(5,595)	(6,976)
Proceeds from sale of property and equipment	2,509	13,470
Settlement of foreign currency derivatives	-	105,008
Other	(10,734)	(1,072)
Net cash used in investing activities	(209,654)	(137,192)

Financing activities:
Borrowings on long-term debt	450,000	-
Borrowings on revolving credit facility	100,000	76,573
Principal payments on revolving credit facility	(100,000)	(76,573)
Principal payments on long-term debt	(31,863)	(24,738)
Repayment of long-term debt	(450,000)	-
Payment of debt issuance costs	(11,220)	-
Common stock withheld for minimum statutory taxes, net	(1,311)	(1,498)
Distributions to noncontrolling interests	(653)	-
Other	(3,517)	(5,923)
Net cash used in financing activities	(48,564)	(32,159)

Effect of exchange rate changes on cash	488	(1,788)

Net increase in cash and cash equivalents	214,510	42,390
Cash and cash equivalents at beginning of the period	124,192	50,510
Cash and cash equivalents at end of the period	$338,702	$92,900

Effect of acquisitions:
Assets acquired, excluding cash	$20,300	$48,594
Liabilities assumed	(53)	(3,694)
Redeemable noncontrolling interest resulting from an acquisition	(20,247)	-
Cash paid for acquisitions, net of cash acquired	$-	$44,900

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Same Facility Results (a,c)
Revenue	$808,708	$763,619	5.9%	$2,286,165	$2,243,145	1.9%
Patient Days	1,187,848	1,160,582	2.3%	3,455,645	3,442,064	0.4%
Admissions	47,256	46,930	0.7%	134,872	136,828	-1.4%
Average Length of Stay (b)	25.1	24.7	1.6%	25.6	25.2	1.9%
Revenue per Patient Day	$681	$658	3.5%	$662	$652	1.5%
EBITDA margin	22.9%	22.3%	60 bps	22.4%	22.8%	-40 bps

U.S. Same Facility Results (a)
Revenue	$546,357	$508,150	7.5%	$1,538,309	$1,497,584	2.7%
Patient Days	685,472	657,556	4.2%	1,980,304	1,938,588	2.2%
Admissions	44,724	44,522	0.5%	128,352	129,747	-1.1%
Average Length of Stay (b)	15.3	14.8	3.8%	15.4	14.9	3.3%
Revenue per Patient Day	$797	$773	3.1%	$777	$773	0.6%
EBITDA margin	25.7%	25.2%	50 bps	25.8%	25.7%	10 bps

U.K. Same Facility Results (a,c)
Revenue	$262,351	$255,469	2.7%	$747,856	$745,561	0.3%
Patient Days	502,376	503,026	-0.1%	1,475,341	1,503,476	-1.9%
Admissions	2,532	2,408	5.1%	6,520	7,081	-7.9%
Average Length of Stay (b)	198.4	208.9	-5.0%	226.3	212.3	6.6%
Revenue per Patient Day	$522	$508	2.8%	$507	$496	2.2%
EBITDA margin	17.2%	16.7%	50 bps	15.5%	16.9%	-140 bps

U.S. Facility Results
Revenue	$547,961	$509,383	7.6%	$1,548,653	$1,507,156	2.8%
Patient Days	689,402	663,969	3.8%	1,995,922	1,960,749	1.8%
Admissions	44,877	44,693	0.4%	129,638	130,098	-0.4%
Average Length of Stay (b)	15.4	14.9	3.4%	15.4	15.1	2.2%
Revenue per Patient Day	$795	$767	3.6%	$776	$769	0.9%
EBITDA margin	25.3%	24.9%	40 bps	25.4%	25.3%	10 bps

U.K. Facility Results (c)
Revenue	$285,343	$280,579	1.7%	$817,772	$818,465	-0.1%
Patient Days	649,522	673,473	-3.6%	1,939,840	2,009,006	-3.4%
Admissions	2,828	2,749	2.9%	7,494	8,160	-8.2%
Average Length of Stay (b)	229.7	245.0	-6.3%	258.9	246.2	5.1%
Revenue per Patient Day	$439	$417	5.4%	$422	$407	3.5%
EBITDA margin	15.2%	15.2%	0 bps	13.6%	15.4%	-180 bps

Total Facility Results (c)
Revenue	$833,304	$789,962	5.5%	$2,366,425	$2,325,621	1.8%
Patient Days	1,338,924	1,337,442	0.1%	3,935,762	3,969,755	-0.9%
Admissions	47,705	47,442	0.6%	137,132	138,258	-0.8%
Average Length of Stay (b)	28.1	28.2	-0.4%	28.7	28.7	0.0%
Revenue per Patient Day	$622	$591	5.4%	$601	$586	2.6%
EBITDA margin	21.8%	21.5%	30 bps	21.3%	21.8%	-50 bps

(a) Results for the periods presented exclude the elderly care division of our U.K. operations and certain closed services.
(b) Average length of stay is defined as patient days divided by admissions.
(c) Revenue and revenue per patient day for the three and nine months ended September 30, 2019 is adjusted to reflect the foreign currency exchange rate for the comparable periods of 2020 in order to eliminate the effect of changes in the exchange rate. The exchange rate used in the adjusted revenue and revenue per patient day amounts for the three and nine months ended September 30, 2019 is 1.29 and 1.27, respectively.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$36,998	$42,566	$111,540	$120,177
Net income attributable to noncontrolling interests	563	157	1,802	258
Provision for income taxes	7,166	6,837	21,171	25,801
Interest expense, net	37,553	46,644	119,064	143,384
Depreciation and amortization	42,912	40,620	126,037	122,277
EBITDA	125,192	136,824	379,614	411,897

Adjustments:
Equity-based compensation expense (a)	5,471	4,039	16,258	14,322
Transaction-related expenses (b)	8,503	5,775	17,293	15,308
Debt extinguishment costs (c)	-	-	3,271	-
Loss on impairment (d)	20,239	-	20,239	-
Adjusted EBITDA	$159,405	$146,638	$436,675	$441,527

Adjusted EBITDA margin	19.1%	18.9%	18.5%	19.0%

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income Attributable to Acadia Healthcare Company, Inc. to
Net Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$36,998	$42,566	$111,540	$120,177

Adjustments to income:
Transaction-related expenses (b)	8,503	5,775	17,293	15,308
Debt extinguishment costs (c)	-	-	3,271	-
Loss on impairment (d)	20,239	-	20,239	-
Income tax effect of adjustments to income (e)	(5,396)	(2,371)	(7,201)	(1,384)
Adjusted income attributable to Acadia Healthcare Company, Inc.	$60,344	$45,970	$145,142	$134,101

Weighted-average shares outstanding - diluted	88,856	87,859	88,449	87,805

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.68	$0.52	$1.64	$1.53

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted income, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for net income attributable to noncontrolling interests, provision for income taxes, net interest expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, transaction-related expenses, debt extinguishment costs and loss on impairment. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We define Adjusted income as net income adjusted for transaction-related expenses, debt extinguishment costs, loss on impairment and income tax effect of adjustments to income.

EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted income are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted income are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted income may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted income in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted income when reporting their results. Our presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted income should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction-related expenses incurred by Acadia primarily related to termination, restructuring, U.K. sale, strategic review, management transition and other similar costs.

(c) Represents debt extinguishment costs recorded in connection with the repayment of the 6.125% and 5.125% Senior Notes in June 2020.

(d) For the three and nine months ended September 30, 2020, represents a non-cash lease impairment charge of $16.4 million and a non-cash long-lived asset impairment charge of $3.8 million related to the decision to close certain U.K. elderly care facilities.

(e) Represents the income tax effect of adjustments to income based on tax rates of 17.2% and 16.7% for the three months ended September 30, 2020 and 2019, respectively, and 16.4% and 16.9% for the nine months ended September 30, 2020 and 2019, respectively.

Contacts

Gretchen Hommrich
Director, Investor Relations
(615) 861-6000